SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934
                        (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement  [_] Soliciting Material
                                     Pursuant to (S)240.14a-11(c)
                                     or 240.14a-12

[_] Definitive Proxy Statement

[_] Definitive Additional        [_] Confidential, for Use of
    Materials                        the Commission Only (as
                                     Permitted by Rule
                                     14a-6(e)(2))


                     TRIDON ENTERPRISES, INC.
      -----------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

-----------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

-----------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                    TRIDON ENTERPRISES, INC.

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

            To be held on March 10, 2000 at 10:00 A.M.

TO THE STOCKHOLDERS:

  Notice is hereby given that the Annual Meeting of Stockholders of Tridon Enterprises, Inc., a Colorado corporation (the
"Company"), will be held on March 10, 2000 at 10:00 a.m., local time, at 11601 Wilshire Blvd., Suite 2040, Los Angeles,
California, for the following purposes:

     1. To elect three directors to serve for the ensuing one year and until their successors are duly elected;

     2. To approve the acquisition of Satellite Link
Communications, Inc. by the Company pursuant to a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

     3. To approve The Incentive Plan (the "Stock Incentive
Plan") for the Company;

     4. To approve Caldwell, Becker, Petrick & Dervin as the independent certified accountants for the Company; and

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on February 15, 2000 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on February 15, 2000 are entitled to notice of and to vote at the meeting.

DATE THAT PROXY STATEMENT AND FORM OF PROXY MAILED TO SECURITY
HOLDERS:  February 20, 2000

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has previously returned a proxy.

                              By Order of the Board of Directors

                              /s/ Kevin Welch
                              KEVIN WELCH, ACTING CHIEF
                              EXECUTIVE OFFICER
                              TRIDON ENTERPRISES, INC.

                     PROXY STATEMENT FOR 2000
                  ANNUAL MEETING OF STOCKHOLDERS
                    TRIDON ENTERPRISES, INC.

                        PROCEDURAL MATTERS

General

     The enclosed Proxy is solicited on behalf of Tridon Enterprises, Inc., a Colorado corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on March 10, 2000 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 11601 Wilshire Boulevard, Suite 2040, Los Angeles, CA. The Company's telephone number at its principal business offices is (310) 726-3559.

     These proxy solicitation materials will be mailed on or about February 20, 2000 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Principal Share Ownership

     Only stockholders of record at the close of business on February 15, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one class of Common Stock, $0.001 par value. As of the Record Date, 66,951,877 shares of the Company's Common Stock were issued and outstanding and held of record by seven hundred and thirty-nine stockholders. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

     Each holder of Common Stock is entitled to one vote for each share held. This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

Quorum; Abstentions; Broker Non-Votes

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Colorado as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes
Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

  Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (the "SEC"). Proposals of stockholders of the Company intended to be presented for consideration at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than October 15, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

  In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or (ii) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company not fewer than 10 days nor more than 60 days in advance of the annual meeting (or, with respect to an election of directors to be held at a special meeting, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. In the event that less than 60 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholders must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The Company's Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting:
(i) by or at the direction of the Board of Directors, or (ii) by any stockholder entitled to vote who has delivered written notice to the Secretary of the Company not less than 60 days nor more than 90 days in advance of the annual meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that less than 60 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his or her proposal at such meeting, the Company need not present the proposal for a vote at such meeting. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Tridon Enterprises, Inc., 11601 Wilshire Boulevard, Suite 2040, Los Angeles, CA 90025, Attention: Secretary.


Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of December 31, 1999 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table in "Executive Compensation and Other Matters" below and (iv) all directors and executive officers as a group.


Percentage     Five Percent Stockholders,         Number of
Of Shares      Directors and Executive            Shares
               Officers                           Beneficially
                                                  Owned


 25.42%        The Tridon Trust.................  17,017,712

 23.08%        The Antebi Children's Trust......  15,452,444


   All directors and executive officers as a group

  6.72%    (2 persons)..........................   4,500,000

 *  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Interests of Certain Persons In Matters to Be Acted Upon

     Other than the election of directors, no director or executive officer will have a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted upon.

     Other than the election of directors, no nominee for a director will have a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted upon except as set forth below:

     Nancy Ruffing, a proposed nominee for a director, is a shareholder in Satellite Link Communications, Inc., ("SLC") the entity which the Company seeks to acquire. Ms. Ruffing owns 2,000,000 shares of SLC. Ms. Ruffing will be exchanging her shares of SLC for shares of the Company immediately after the approval of the reorganization set forth in this Proxy.

     Nabil Bader, a proposed nominee for a director, is a shareholder in Satellite Link Communications, Inc., ("SLC") the entity which the Company seeks to acquire. Mr. Bader owns
2,000,000 shares of SLC. Mr. Bader will be exchanging his shares of SLC for shares of the Company immediately after the approval of the reorganization set forth in this Proxy.

     Emilio Francisco, an associate of Nancy Ruffing, is a shareholder in Satellite Link Communications, Inc., ("SLC") the entity which the Company seeks to acquire. Mr. Francisco owns 2,000,000 shares of SLC. Mr. Francisco will be exchanging his shares of SLC for shares of the Company immediately after the approval of the reorganization set forth in this Proxy.

                           PROPOSAL ONE

                      ELECTION OF DIRECTORS

General

     The Company's Board of Directors is currently comprised of two members. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director.

Nominees For Directors

     Five directors are to be elected at the Annual Meeting for the year term ending in 2001. The Board of Directors has nominated:

KEVIN WELCH
NANCI RUFFING
NABIL BADER
EMILIO FRANCISCO
MELVIN WEISS

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxy holders.

Vote Required; Election of Directors

     If a quorum is present and voting, the three (3) nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
EACH OF THE NOMINEES LISTED BELOW.

Nominees

     The names of the nominees and certain information about them as of December 31, 1999 are set forth below:


Director     Name of Nominee        Age     Positions with the
                                            Company

             KEVIN WELCH.........   38      Chief Executive
                                            Officer and
                                            Chairman of the Board

             NANCY RUFFING........  34      NONE

             NABIL BADER.........   36      NONE

             EMILIO FRANCISCO....   51      NONE

             Mr MELVIN WEISS.....   62      NONE


     Kevin Welch has served as the Company's Chief Executive Officer since April 30, 1999 and its President since April 21 1999. Mr. Welch has been a director of Tridon Enterprises Incorporated since May, 1995. Mr. Welch's industry experience envelopes all aspects of corporate finance specializing in emerging growth companies, focusing on mergers and acquisitions, private placements, initial public offerings, public offerings and market strategy since 1989. Most recently Mr. Welch served as an Officer and Director of Sutana Corporation and Novante Communications Corporation. Sutana Corporation is engaged in merchant banking and venture capital for emerging growth companies. Novante Communications is a financial consulting firm that advises corporations in the areas business and financing goals and plans, strategic issues, including alliance partnerships and joint ventures, and existing or alternative financial structures. Mr. Welch will assist SLC with the responsibilities of managing a publicly held company.

     Nanci Ruffing has served as the Chief Executive Officer of SLC since July 6, 1999. Ms. Ruffing is a ten year veteran of the telecommunications industry. She holds a degree in Business Administration from National University in Los Angeles. In 1995 Ms. Ruffing became the founder and President of Universal Communications Network Inc. (UCN). Under the leadership of Ms. Ruffing, it took little time for UCN to become one of the telecommunication industry's fastest growing international wholesale carriers. Within three years, Ms. Ruffing took UCN from a two-person operation to $35,000,000 a year in sales with a staff of over 30 people.

     In May, 1998, Ms. Ruffing started a new company called Clarion GlobalCom, an international wholesale carrier. The company was 60% owned by Clarion Resources, a subsidiary of Telenor, the Norwegian PTT. Six months later it merged with Clarion Global Networks. As Senior Vice President of Sales and Marketing, Ms. Ruffing lead the company from $500,000 per month in revenue to over $6,000,000 per month in less than a year.

     Ms. Ruffing's extensive experience has included the development and implementation of sales strategies in the areas of international wholesale, call back, domestic and international prepaid and wireless. She has been covered by the telecommunications industry's top magazine for her success and leadership role.

     Nabil Bader has served as the Secretary of SLC since July 6, 1999. Mr. Bader's experience in the telecommunications industry spans over 6 years. One of Mr. Bader's most successful management positions was as a General Manager of Universal Communications Network (UCN), an international wholesale carrier. During its three at UCN, Mr. Bader played a significant role in the growth of the company from $1,000,000 in annual sales to well over $35,000,000. While at UCN, Mr. Bader recognized the need for competition in the telecommunications industry in foreign countries. Mr. Bader immediately began to build foreign relations in the hopes of expanding the company's opportunities for revenue. Shortly thereafter, Mr. Bader became the Vice President of International Affairs for Clarion Global Networks, a company co-owned by Telenor, the Norwegian owned PTT. While at Clarion, Mr. Bader worked on the procurement and implementation of private lines in various foreign countries. Private lines gave the company the ability to compete and expand its business on a global level.

     Emilio Francisco has served as a director of SLC since July 6, 1999. Mr. Francisco is an attorney practicing in Newport Beach, California with over 20 years experience in the legal aspects of financial matters, with an emphasis in federal issues. His clients have included the Ministry of Higher Education of Saudi Arabia. Mr. Francisco is also CEO of Airomax International, a supplier of Boeing and Douglas aircraft parts for commercial airliners. Clients of Airomax include Mexicana, Saudi Arabia Airlines, JAL, Varig and Lanchile Airlines. Mr. Francisco speaks English, Arabic and French fluently, and is conversant in Portuguese. Mr. Francisco has recently been active in developing private telephone lines in the Middle East and Latin America.

     Melvin Weiss has served as Director of SLC since July 6, 1999. Mr. Weiss spent twenty years in the United states Navy, in the department of finance and administration, where he was responsible for budgets in excess of $135,000,000. After retiring from the Navy, he held senior management positions in the United States Civil Service in the United States, Japan and Europe. Most recently, Mr. Weiss founded Management Consultants Ltd.. Some of Mr. Weiss' clients include Columbia University, Southern Methodist University, the Olympic Committee, and others. Mr. Weiss has received numerous awards and commendations throughout his career.

Board Meetings and Committees

     The Board of Directors of the Company held a total of five
(5) meetings during fiscal 1999. The Board of Directors has no Compensation Committee, Audit Committee, nominating committee or any committee performing such functions.

     No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors, if any, upon which such director served during the period for which he has been a director or committee member.

Compensation of Directors

  Each director is paid $0.00 for each Board of Directors meeting attended in person and $0.00 for each Board of Directors meeting attended by telephone. Each Director is reimbursed for travel expenses incurred to attend meetings of the Board of Directors.

                          PROPOSAL TWO

          APPROVE THE ACQUISITION OF SLC BY THE COMPANY


Names, Addresses and Telephone Numbers of Parties to
Reorganization

SATELLITE LINK COMMUNICATIONS, INC.
9841 Airport Blvd.
Suite 1524
Los Angeles, California 91602
(310) 348-0930

TRIDON ENTERPRISES, INC.
11601 Wilshire Blvd.
Suite 2040
Los Angeles, California 90025
(310) 726-3559


Description of Business of Satellite Link Communications, Inc.

     Satellite Link Communications, Inc., is a California corporation that was formed in July, 1999 ("SLC"). SLC was formed for the express purpose of engaging in the telecommunications industry. The business of SLC revolves around its successful negotiation and creation of extremely valuable termination contracts allowing it to sell telephone, voice data and other telephonic transmissions to the public for transmission into certain foreign countries.

     The business operation of SLC involves the sale of telecommunications time to the public, to businesses and to other retailers. SLC is required to pay a certain per minute fee per transmission and resells the time at a slightly higher rate.

Background of the Offer

     In December of 1998, the Company entered into discussions with the principals of SLC pursuant to which the Company would acquire certain valuable contract rights held by the principals of SLC in exchange for shares of common stock of the Company.
The Company and its advisors identified SLC as a potentially suitable acquisition candidate based on the ability to obtain contracts which would immediately place the Company in a position to operate as a telecommunications company; a goal which the Company has pursued since the Fall of 1998.

     The discussions continued throughout the months of January and February, and in February, 1999, the Company entered into a preliminary written agreement with the principals of SLC. Following early meetings between the principals of SLC and the Company, the parties executed a customary confidentiality agreement and, commencing in February, 1999, SLC began providing the Company with certain non-public financial and operating information. This preliminary agreement expired by its own terms. Nevertheless, the Company had a great interest in pursuing a relationship with SLC and, after expiration of the initial preliminary agreement, SLC and the Company continued to discuss various economic formats for a business combination.

     In April, 1999, the Company's Board of Directors were invited by the principals of SLC to submit a formal written offer to acquire the assets of SLC. This letter was accompanied by an initial draft of the Reorganization Agreement. In May, 1999, the Company reiterated its interest in acquiring SLC and proposed a transaction structure that included an exchange of the stock of SLC for the stock of the Company. Specifically, SLC's principal shareholders would receive ninety five percent (95%) of all of the issued and outstanding stock of the Company at the closing. However, prior to the closing, the Company would cause to take effect a reverse stock split and cancellation of the Series A Preferred Stock such that prior to the Closing, the total issued and outstanding common stock of the Company shall have equaled two million (2,000,000) shares. As such, SLC would become a wholly owned subsidiary of the Company. This proposal was explicitly made subject to the satisfaction of several conditions, including completion of a satisfactory due diligence review of the Company by SLC, Board of Director approval of each entity, completion of the reverse stock split by the Company, shareholder approval of the Company and SLC to the proposed transaction and certain other matters.

     The Company, after receipt of the proposal from SLC provided its initial comments to the draft Reorganization Agreement and discussed several open issues with respect to the transaction. Thereafter, SLC delivered additional clarifying comments to the draft Reorganization Agreement.

     In June, 1999, SLC together with its legal and financial advisors, conducted a preliminary financial and legal due diligence review of the Company. This process included a management presentation at which SLC and its representatives were provided with certain non-public information, including budget information, concerning the business of the Company.

     In June, 1999, SLC sent to the Company a written indication of its continued interest in consummating the reorganization and merger with the Company pursuant to the transaction structure proposed in its draft agreement and prior discussions.

     The parties and their respective legal and financial advisors engaged in substantially continuous discussions regarding the Reorganization Agreement and other matters with respect to the transaction through June, 1999.

     In June of 1999, the principals of SLC prepared in articles of incorporation for incorporation in the State of California.

     On August 2, 1999, the parties entered into the
Reorganization Agreement.   On August 2, 1999, the Board of
Directors of the Company approved the Reorganization Agreement.
On August 2, 1999, the Board of Directors of SLC approved the
Reorganization Agreement.

     Following these approvals and the execution of Reorganization Agreement, the transaction was publicly announced on August 6, 1999.

The Reorganization Agreement; Acquisition

     Purpose. The purpose of the transaction is to allow the
Company to acquire control of SLC.   Following the Closing, the
Company intends to directly acquire all of the issued and outstanding common stock of SLC. The Reorganization and the other transactions effecting the acquisition of such common stock are being made pursuant to the Reorganization Agreement.

The Reorganization Agreement.

     The following is a summary of the material terms and conditions of the Reorganization Agreement, a copy of which was filed as Exhibit to the Form 8-K. The Reorganization Agreement shall be available for inspection and copies may be obtained from the Company. The following summary is qualified in its entirety by reference to the Reorganization Agreement.

     Satellite Link Communications is a California Corporation ("SLC"). The shareholders of SLC are Emilio Francisco, Nancy
Ruffing, Nabil Bader, the Tridon General Partnership and Terry A. Ickowicz (the "Shareholders"). The Shareholders own all of the outstanding stock of the SLC. Pursuant to the reorganization agreement dated August 2, 1999 (the "Reorganization Agreement"), the Company shall acquire from the Shareholders, and the Shareholders shall transfer to the Company, all of the issued and outstanding stock of the SLC solely in exchange for whole shares of the Company's voting Common Stock on the terms and conditions hereinafter set forth in the Reorganization Agreement. The
Company, the Shareholders and the SLC believe that it would be in their mutual best interests and in the best interest of the shareholders of the Company for the Company so to acquire all of the issued and outstanding stock of the SLC. The Company, the Shareholders and the SLC have adopted a Plan of Reorganization in accordance with the provisions of section 354 and section 368(a)(1)(B) of the Internal Revenue Code of 1986, as more fully set forth in the Reorganization Agreement.

     Reorganization of SLC and the Company. At the Closing Date as defined by the Reorganization Agreement, SLC shall be become a subsidiary of the Company (the "Reorganization"). The Company shall be the parent corporation and the SLC shall be a wholly
owned subsidiary of the Company.   The corporate existence of the
Company shall continue to operate for the purposes set forth in the Company's Articles of Incorporation and continue to be governed by the laws of the State of Colorado. The corporate existence of SLC shall continue to operate for the purposes set forth in SLC's Articles of Incorporation and continue to be governed by the laws of the State of California.

     Effective Time of Reorganization. The Reorganization shall become effective on the Closing Date. The Reorganization
Agreement shall be filed with the Secretary of State of the States of California and Colorado, respectively, as soon as practicable.

     Exchange and Payment of Shares of SLC. Each share of the SLC stock outstanding on the Closing Date shall be transferred to the Company and the Company shall concurrently issue its common stock to the Shareholders.

     Conversion of Preferred Stock of the Company. Prior to the Closing Date, the Company shall cause all of its Series A Preferred Stock to either be canceled or to be exchanged for its pre-reorganizational voting stock such that the Company shall have no issued and outstanding Series A Preferred Stock at Closing Date.

     Reverse Stock Split of the Company Stock. Prior to the Closing Date, the Company shall cause a reverse stock split to be effectuated at a rate to be determined by the Company and the SLC such that at the Closing Date the Series A Preferred Stock and common stock shareholders of the Company shall receive that number of shares following the merger that will result in all of the Company's existing shareholders (including those persons whose preferred stock has been converted) owning five percent (5%) of the issued and outstanding shares of the Company following the reorganization. Immediately following the Closing Date the issued and outstanding capital of the Company will consist of 40,000,000 shares of issued and outstanding common stock to be owned as follows:

          a.   Shareholders:                 38,000,000
          b.   the Company Insiders(1) and
               the Company Shareholders:      2,000,000

               Total                         40,000,000
                                             ----------

     (1) The number of shares to be provided to all existing shareholders, option holders, insiders and persons holding convertible securities will be four million (4,000,000) shares of voting common stock. The shares will be distributed pro rata based upon the number of shares held by a particular bears to the total number of shares issued and outstanding after taking into consideration the exercise of all options, warrants and convertible preferred shares. Transfer of Stock of SLC. The Shareholders agree to transfer to the Company certificates, duly endorsed to the Company or with Assignments of Stock attached thereto duly endorsed to the Company by the Shareholders, representing the shares of Common Stock, without par value, of the SLC presently issued and outstanding and owned of record by the Shareholders. The certificates representing the shares of Common Stock of the SLC to be delivered to the Company hereunder shall not contain any restrictive legends on their face other than a legend stating that the securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any relevant state securities laws. For convenience, the shares of stock to be transferred to the Company at the Closing are sometimes referred to hereafter as the "SLC Common Stock." The Company hereby acknowledges that the certificates have been reissued to eliminate prior restrictions against transfer which restrictions the Company understands to have been eliminated in accordance with applicable law.

     Delivery of the Company Stock. In exchange for the SLC Common Stock delivered to the Company at the Closing, the Company agrees to deliver to the Shareholders, pro rata according to their ownership of SLC Common Stock, certificates representing that number of shares which, after taking into consideration all of the issued and outstanding shares of the Company stock at the Closing will result in the Shareholders owning ninety five percent (95%) of the issued and outstanding shares of the authorized and issued shares of the Company Common Stock, $.01 par value. Such shares of the Company Common Stock will evidence ownership in the Company after taking into account the Company reverse stock split and conversion of Series A Preferred Stock referred to in Section 2.1 of the Reorganization Agreement and will contain a legend stating that the securities have not been registered under the Securities Act of 1933, as amended.

     The Closing. The Closing hereunder shall take place at the offices of the Company on March 20, 2000, at 10:00 a.m., or such other date as the parties hereto may specify (the "Closing Date"). In no event shall the Closing occur until such time as the Company shall have received approval from its existing shareholders to the terms and conditions of this reorganization pursuant to proper shareholder solicitation and duly held meeting in accordance with the requirements of the Colorado corporation law and the statutes, rules and regulations of the Securities and Exchange Commission.

     Agreements to Purchase Acquired Interests; The Acquisition.

     On the terms and subject to the conditions of the Reorganization Agreement, the Company has agreed to acquire, directly or indirectly as more fully described below, (i) 100% of the outstanding shares of SLC.

Accounting Treatment of Transaction

     The Company, the Shareholders and the SLC have adopted a Plan of Reorganization pursuant to which the Company shall acquire one hundred percent (100%) of the issued and outstanding stock of SLC in exchange for shares of its common stock. After the reorganization, SLC shall report its earnings, assets and liabilities on a consolidated basis with the Company.

Tax Consequences of Transaction

     The Company, the Shareholders and the SLC have adopted a Plan of Reorganization in accordance with the provisions of section 354 and section 368(a)(1)(B) of the Internal Revenue Code of 1986 (the "IRC"), as more fully set forth in the Reorganization Agreement. The shareholders of SLC shall exchange one hundred percent or ten million shares of SLC stock for 95% or 38,000,000 million shares of the common stock of the Company. The transaction is intended to qualify as a tax-free reorganization under section
368(a)(1)(b) of the IRC. As such, neither the shareholders of the Company nor the shareholders of SLC should have any federal income tax consequences associated with the reorganization.

Vote Required to Approve Acquisition.

     The Reorganization will require the approval of the holders of a majority of the outstanding Common Stock of the Company.

                          PROPOSAL THREE

                 APPROVAL OF STOCK INCENTIVE PLAN

Proposed Plan

     The Stock Incentive Plan is to be adopted by the Board of Directors in 1999 and to be approved by the stockholders in 1999.
The Board approved a Stock Incentive Plan to attract employees subject to completion of the acquisition of SLC.

Reasons for the Plan

     The Company will rely upon the Stock Incentive Plan as one of the benefits necessary to attract and retain skilled employees. The Board of Directors believes it is in the Company's best interests to adopt the Stock Incentive Plan so that the Company may continue to attract and retain the services of qualified employees by providing employees an opportunity to purchase the Company's Common Stock through option grants.

Activity Under the Stock Incentive Plan

     The Company believes that its Stock Incentive Plan is an important factor in attracting and retaining skilled personnel.

Vote Required for Approval

     The affirmative vote of a majority of the Votes Cast will be required to approve the Stock Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT
OF THE STOCK INCENTIVE PLAN.

Summary of the Stock Incentive Plan

     The essential features of the Stock Incentive Plan are outlined below.

     Purpose.

     The purpose of the Stock Incentive Plan is to provide a means whereby eligible employees, officers, directors, consultants and independent contractors of the Company can acquire the Company's Common Stock.

     Number of Shares.

     The Board of Directors, following the approval by the shareholders of the acquisition of SLC, will set aside two million (2,000,000) shares of its common stock for issuance under the Stock Incentive Plan.

     Administration.

     The Stock Incentive Plan may be administered by the Board or a committee of the Board (the "Plan Administrator"). Subject to the other provisions of the Stock Incentive Plan, the Plan Administrator has the power to determine the terms and conditions of any options and stock purchase rights granted, including but not limited to the exercise price, the number of shares subject to the option or stock purchase right and the exercisability thereof.

Eligibility, Terms of Options and Limitations.

     The Stock Incentive Plan provides that nonstatutory stock options and stock purchase and bonus rights may be granted only to employees, officers, directors, independent contractors and consultants of the Company. Incentive stock options may be granted only to employees. The Stock Incentive Plan also provides that stock or stock appreciation rights ("SARs") may be granted. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other incentive stock options under the Stock Incentive Plan may not exceed ten years. The Plan Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, the duties and responsibilities of the employee, director or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account.

Conditions of Options.

     Each option granted under the Stock Incentive Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following conditions:

     (a) Exercise Price. The Plan Administrator determines the exercise price of options to purchase shares of Common Stock. However, the exercise price of an incentive stock option must not be less than 100% (110%, if issued to a 10% Stockholder) of the fair market value of the Common Stock on the date the option is granted. The exercise price of a nonstatutory stock option shall be determined by the Plan Administrator. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock shall be the closing sale price for such stock as quoted on the Nasdaq National Market for the day of determination.

     (b) Value Limitation. The aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year shall not exceed $100,000. In the event the optionee holds two or more such options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options are granted.

     (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be cash, certified check, bank draft, or postal or express money order payable to the Company. However, the Plan Administrator, in its sole discretion, may permit an optionee to pay the option price in whole or in part by tendering other shares of the Company's Common Stock meeting certain criteria, a promissory note, or any combination thereof. The Plan Administrator, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the stock subject to the option and the aggregate option price of such stock.

     (d) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Plan Administrator. Options granted under the Stock Incentive Plan generally have a ten-year term (five years, if issued to a 10% Stockholder) and to date generally become exercisable over four years at a rate of one-fourth of the shares subject to the options at the end of twelve months from the date of grant and one-forty-eighth of the shares every month thereafter, subject to the optionee's continuation as a service provider. An option is exercised by giving written notice of exercise to the Company and by tendering full payment of the purchase price to the Company.

     (e) Termination of Employment. The Plan Administrator shall establish and set forth in each instrument that evidence an option whether the option will continue to be exercisable, and the terms and conditions of such exercise, if an optionee ceases to be employed by, or to provide services to, the Company or an affiliate of the Company, which provisions may be waived or modified by the Plan Administrator at any time.

     (f) Assignability. Each option granted pursuant to this Stock Incentive Plan shall, during optionee's lifetime, be exercisable only by him or her, and the option shall not be transferable by the optionee by operation of law or otherwise other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by
Section 422 of the Internal Revenue Code of 1986, as amended, (the"Code"), the Plan Administrator, in its sole discretion, may permit such transfer, assignment and exercisability and may permit an optionee to designate a beneficiary who may exercise the option after the optionee's death; provided, however, that any option so transferred or assigned shall be subject to all the same terms and conditions contained in the instrument evidencing the option. Stock subject to a Restricted Stock Purchase Agreement or a Restricted Stock Bonus Agreement shall be transferable only as provided in such Agreement.

     (g) Termination of Options. Excluding incentive stock options issued to 10% Stockholders, options granted under the Stock Incentive Plan expire on the date set forth in the option agreement (not to exceed ten years from the date of grant in the case of incentive stock options). Incentive stock options granted to 10% Stockholders expire five years from the date of grant (or such shorter period set forth in the option agreement). No option may be exercised by any person after the expiration of its term.

     (h) Terms and Conditions of Stock Purchase Rights. Each sale or grant of stock under the Stock Incentive Plan will be evidenced by a written restricted stock purchase agreement or restricted stock bonus agreement executed by the Company and the person to whom such stock is sold or granted. The restricted stock purchase agreement or restricted stock bonus agreement may contain such other terms, provisions and conditions consistent with the Stock Incentive Plan as may be determined by the Plan Administrator, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions and vesting provisions. To the extent required by applicable law, any right of the Company to repurchase stock granted pursuant to a restricted stock purchase or restricted stock bonus at the original purchase price, if the right is assignable, the assignee must pay the Company upon assignment of the right cash equal to the difference between the original price and fair value if the original purchase price is less than fair value. Furthermore, the purchase price of stock sold pursuant to a restricted stock purchase agreement shall be the price determined by the Plan Administrator on the date the right to purchase stock is granted; provided, however that (i) such price shall not be less than 85% of the price per share fair market value of such stock on the day the right to purchase stock is granted and (ii) to the extent required by applicable law, in the case of any 10% Stockholder such price shall be 100% of the per share fair market value of such stock at the time the right to purchase stock is granted, or at the time the purchase is consummated.

     Stock Appreciation Rights. The Plan Administrator may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom such SAR is granted. The SAR agreement may contain such terms, provisions and conditions consistent with the Stock Incentive Plan as may be determined by the Plan Administrator.

     Adjustment Upon Changes in Capitalization. If there is any change in the stock subject to the Stock Incentive Plan, an option agreement, a restricted stock purchase agreement, a restricted stock bonus agreement or an SAR agreement through merger, consolidation, reorganization, reincorporation, stock split, stock dividend, or other change in the capital structure of the Company, appropriate adjustments shall be made by the Plan Administrator in order to preserve, but not to increase the benefits to the individual, including adjustments to the aggregate number, kind and price per share of shares subject to the Stock Incentive Plan, an option agreement, a restricted stock purchase agreement, a restricted stock bonus agreement or an SAR agreement.

     Dissolution or Liquidation. In the event of any "Corporate Transaction" (as defined in the Plan), any option or outstanding Stock Appreciation Rights shall terminate and any restricted stock shall be reconveyed to or repurchased by the Company immediately prior to the specified effective date of the Corporate Transaction; provided, however, that to the extent permitted by applicable law, any unvested option, SARs or any restricted stock shall vest and become exercisable as to the unvested shares or become nonforfeitable as to the forfeitable shares, as the case may be, immediately prior to the specified effective date of the Corporate Transaction. Notwithstanding the foregoing, options, SARs or restricted stock shall not terminate if, in connection with the Corporate Transaction, they are to be assumed or substituted for by the successor corporation or its parent company, pursuant to options, SARs or restricted stock agreements providing substantially equal value and having substantially equivalent provisions as the options, SARs or restricted stock granted pursuant to the Stock Incentive Plan. If options, SARs or restricted stock purchase rights are not assumed or substituted for by the successor corporation or its parent company, such options, SARs or restricted stock purchase rights shall become exercisable immediately prior to the effective date of the Corporate Transaction.

     For the purpose of the Stock Incentive Plan, a "Corporate
Transaction" shall include any of the following stockholder-approved transactions to which the Company is a party:

     (i) a merger or consolidation in which the Company is not the surviving entity, except for (1) a transaction the principal purpose of which is to change the state of the Company's incorporation, or (2) a transaction in which the Company's stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company's stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

     (iii) any reverse merger in which the Company is the surviving entity but in which the Company's stockholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the Company representing more than fifty percent (50%) of the total voting power of the Company immediately after such transaction.

     Amendment and Termination of the Stock Incentive Plan. The Board of Directors may at any time amend, suspend or terminate this Stock Incentive Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Stock Incentive Plan or an amendment to the Stock Incentive Plan be approved by the Company's stockholders, and provided further that, except in the case of an adjustment to the capitalization of the Company as described above, the Board of Directors shall in no event amend the Stock Incentive Plan in the following respects without the consent of stockholders then sufficient to approve the Stock Incentive Plan in the first instance:

     (i) To increase the maximum number of shares subject to incentive stock options issued under the Stock Incentive Plan; or

     (ii) To change the designation or class of persons eligible to receive incentive stock options under the Stock Incentive
Plan.

     No option may be granted nor any stock issued under the Stock Incentive Plan during any suspension or after the termination of the Stock Incentive Plan, and no amendment, suspension or termination of the Stock Incentive Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Stock Incentive Plan. The Stock Incentive Plan shall terminate with respect to the grant of incentive stock options on October 15, 2009, unless previously terminated by the Board.

Federal Tax Information

     Options granted under the Stock Incentive Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     All of the options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon disposition of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when such restricted stock ceases to be subject to a substantial risk of forfeiture. The restricted stock will generally cease to be subject to a substantial risk when it is no longer subject to the Company's right to repurchase such stock upon the purchaser's termination of employment with the Company or upon vesting. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of such stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% Stockholder of the Company.

   THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE STOCK INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE TAX CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT RESIDE.

                          PROPOSAL FOUR

       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Caldwell, Becker, Petrick & Dervin, independent auditors, to audit the financial statements of the Company for the fiscal year ending October 15, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     Caldwell, Becker, Petrick & Dervin has audited the Company's financial statements annually since 1996. Representatives of Caldwell, Becker, Petrick & Dervin are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Required Vote; Ratification of Appointment of Independent
Auditors

     The affirmative vote of the holders of a majority of the Votes Cast is required to approve the appointment of the independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THIS PROPOSAL.

                ADDITIONAL INFORMATION RELATING TO
              DIRECTORS AND OFFICERS OF THE COMPANY

Compensation of Executive Officers

     The following table sets forth the compensation earned by the Company's Chief Executive Officer in the fiscal year ended December 31, 1998. No executive officer earned more than $100,000 in salary and bonus from the Company in the fiscal year ended April 30, 1999. Paul Ebeling, the Company's Chief Executive Officer through April 21 received no salary or compensation for his services in 1999. Kevin Welch the Company's Chief Executive Officer since April 21 received no salary or compensation for his services in 1999.

Employment Agreements

     NONE.

Benefit Plans

     The following is a brief summary of plans in effect during the fiscal year ended April 30, 1999 under which executive officers and directors of the Company received benefits:

     NONE.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1998, it has complied with all filing requirements applicable to its executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities.

Compensation Committee Report on Executive Compensation
     No Committee.

Compensation

     The Compensation Committee establishes the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies,
(ii) the Company's financial performance over the past year based upon revenues and operating results and (iii) the achievement of individual performance goals related to each executive officer's duties and area of responsibility.

Summary

     The Directors believe that the Company's compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals. The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

Certain Relationships and Related Transactions

     The Company believes that all the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Any future transactions, including loans, between the Company and its officers, directors and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     The Company has entered into indemnification agreements with each of its executive officers and directors.

Performance Chart

     Set forth below is a chart illustrating the quarterly comparative results of the Company's stock performance from the fiscal 1st quarter 1998 through the fiscal 3rd quarter 1999. The information contained in the chart below shall not be deemed to be "soliciting material" or to be "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                         HIGH      LOW
1st Quarter 1998         .09       .03
2nd Quarter 1998         .065      .02
3rd Quarter 1998         .74       .03
4th Quarter 1998         .72       .10
1st Quarter 1999         .20       .05
2nd Quarter 1999         .20       .05
3rd Quarter 1999         .08       .03

                          PROPOSAL FIVE

                  TRANSACTION OF OTHER BUSINESS

     The Board of Directors of the Company knows of no other matters to be submitted at the meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.


                               By Order of the Board of Directors

                                     /s/ Kevin Welch
                                     Kevin Welch
                                     Chief Executive Officer

Los Angeles, California
January 7, 2000

    THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     Tridon Enterprises, Inc.
          Proxy for 2000 Annual Meeting of Stockholders
                          March 10, 2000

     The undersigned stockholder of Tridon Enterprises, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 1999 Annual Meeting of Stockholders of the Company to be held on Monday, March 10, 2000 at 10:00 a.m., local time, at 11601 Wilshire Blvd., suite 2040, Los Angeles, California and hereby revokes all previous proxies and appoints Kevin Welch, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

     TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE
MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS
POSSIBLE.


          (Continued and to be signed on reverse side)


     Please mark your [X] votes as indicated in this example

1.  PROPOSAL ONE: ELECTION OF DIRECTORS

    If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

       FOR                            WITHHOLD AUTHORITY
       all of the nominees listed     to vote for all
       below (except as indicated)    of the nominees listed
                                      below

    Nominees:


                    FOR           AGAINST           ABSTAIN
                    [ ]             [ ]               [ ]

    I plan to attend the meeting:

----------------------------------------------

     In their discretion, the Proxies are entitled to vote upon such other matters as may property come before the Annual Meeting or any adjournments thereof.


2.   PROPOSAL NUMBER TWO:  MERGER OF SLC WITH COMPANY

                    FOR           AGAINST           ABSTAIN
                    [ ]             [ ]               [ ]


3.   PROPOSAL NUMBER THREE:  APPROVE INCENTIVE STOCK OPTION PLAN

                    FOR           AGAINST           ABSTAIN
                    [ ]             [ ]               [ ]


4.   PROPOSAL NUMBER FOUR:  APPROVE CALDWELL, BECKER, PETRICK
     & DERVIN AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY

                    FOR           AGAINST           ABSTAIN
                    [ ]             [ ]               [ ]


     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN
ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS
MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH
OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS
PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM
ADVISABLE.


Signature(s)                                  Date

_____________________________                __________, 2000


(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

                            APPENDIX A

              SATELLITE LINK COMMUNICATIONS, INC.
                 (A DEVELOPMENT STAGE COMPANY)
                      FINANCIAL STATEMENTS
                    AS OF SEPTEMBER 30, 1999

               SATELLITE LINK COMMUNICATIONS, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                             CONTENTS


  PAGE       1 -  INDEPENDENT AUDITORS' REPORT

  PAGE       2 -  BALANCE SHEET AS OF SEPTEMBER 30, 1999

  PAGE       3 -  STATEMENT OF OPERATIONS FOR THE PERIOD FROM
                  JULY 2, 1999(INCEPTION) TO SEPTEMBER 30, 1999

  PAGE       4 -  STATEMENT OF CHANGES IN STOCKHOLDERS'
                  DEFICIENCY FOR THE PERIOD FROM JULY 2, 1999
                  (INCEPTION) TO SEPTEMBER 30, 1999

  PAGE       5 -  STATEMENT OF CASH FLOWS FOR THE PERIOD FROM
                  JULY 2, 1999(INCEPTION) TO SEPTEMBER 30, 1999

  PAGES 6   12 -  NOTES TO FINANCIAL STATEMENTS AS OF
                  SEPTEMBER 30, 1999

                   INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:

Satellite Link Communications, Inc.

We have audited the accompanying balance sheet of Satellite Link Communications, Inc. as of September 30, 1999 and the related statements of operations, changes in stockholders' deficiency and cash flows for the period from July 2, 1999 (inception) to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Satellite Link Communications, Inc. as of September 30, 1999 and the results of its operations and its cash flows for the period from July 2, 1999 (inception) to September 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company's operating loss of $559,255 and working capital deficiency of $590,258 raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                              WEINBERG & COMPANY, P.A.



Boca Raton, Florida
December 6, 1999

               SATELLITE LINK COMMUNICATIONS, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEET
                     AS OF SEPTEMBER 30, 1999

                              ASSETS

CURRENT ASSETS                                     $    -


PROPERTY AND EQUIPMENT - NET                          10,503

OTHER ASSETS
 Deposit                                              25,000
                                                   ---------

TOTAL ASSETS                                       $  35,503
                                                   =========



LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
 Cash overdraft                                    $  18,687
 Accounts payable and accrued expense                 63,351
 Accrued payroll taxes                                50,662
 Obligation under capital lease -
  current portion                                      3,980
 Due to related parties                              453,578
                                                   ---------

    Total Current Liabilities                        590,258

OTHER LIABILITIES
 Obligation under capital lease                        4,500
                                                   ---------

    Total Liabilities                                594,758
                                                   =========

STOCKHOLDERS' DEFICIENCY

 Common stock, no par value, 10,000,000
  shares authorized, 4,600,000 shares issued
  and outstanding                                      4,600
 Accumulated deficit during development stage       (559,255)
                                                   ---------
                                                    (554,655)
 Less subscriptions receivable                        (4,600)
                                                   ---------
    Total Stockholders' Deficiency                  (559,255)
                                                   ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY     $  35,503
                                                   =========


         See accompanying notes to financial statements.
                                2

               SATELLITE LINK COMMUNICATIONS, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF OPERATIONS
                       FOR THE PERIOD FROM
          JULY 2, 1999 (INCEPTION) TO SEPTEMBER 30, 1999


Income                                            $     -
                                                   ---------

Expenses
  Executive compensation                             219,382
  Salaries                                           111,741
  Bank charges                                           149
  Consulting fees and expense                         57,500
  Depreciation                                           878
  Equipment lease                                        380
  Health insurance                                     6,451
  Office and other operational expenses                7,589
  Payroll taxes                                       25,331
  Professional fees                                    4,000
  Rent                                                 8,279
  Repairs and maintenance                             11,858
  Telephone                                            5,884
  Travel and entertainment                            99,649
                                                   ---------

      Total Expenses                                 559,071
                                                   ---------

OTHER EXPENSE

 Interest expense                                        184
                                                   ---------

NET LOSS DURING DEVELOPMENT STAGE                 $ (559,255)
                                                   =========

NET LOSS PER COMMON SHARE
 - BASIC AND DILUTED                              $    (0.12)
                                                   =========

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING   BASIC AND DILUTED            4,600,000
                                                   =========


         See accompanying notes to financial statements.
                                3

                           SATELLITE LINK COMMUNICATIONS, INC.
                              (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
            FOR THE PERIOD FROM JULY 2, 1999 (INCEPTION) TO SEPTEMBER 30, 1999

                                                         ACCUMULATED
                                                       DEFICIT DURING
                                    COMMON STOCK         DEVELOPMENT   SUBSCRIPTIONS
                                 SHARES     AMOUNT          STAGE        RECEIVABLE        TOTAL
                               ----------  --------     -------------  -------------     ----------

Common stock issuance           4,600,000  $  4,600     $      -       $    (4,600)      $    -

Net loss for the
 Period from July 2,
 1999 (Inception)
 to September 30, 1999              -         -            (559,255)          -           (559,255)
                               ----------  --------     -------------  -------------     ----------

Balance,
September 30, 1999              4,600,000  $  4,600    $   (559,255)   $    (4,600)      $(559,255)
                               ==========  ========     =============  =============     ==========


                           See accompanying notes to financial statements

               SATELLITE LINK COMMUNICATIONS, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF CASH FLOWS
                       FOR THE PERIOD FROM
          JULY 2, 1999 (INCEPTION) to SEPTEMBER 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                              $ (559,255)
 Adjustments to reconcile net loss to
  Net cash used in operating activities:
  Depreciation and amortization                               878
 Changes in assets and liabilities
   Increase in:
    Accounts payable                                       63,351
    Accrued payroll taxes                                  50,662
                                                       ----------

   Net cash used in operating activities                 (444,364)
                                                       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of equipment                                     (2,284)
 Deposit disbursements                                    (25,000)
                                                       ----------

   Net cash used in investing activities                  (27,284)
                                                       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Cash overdraft                                            18,687
 Payments on capital lease obligation                        (617)
 Proceeds from related parties loans                      453,578
                                                       ----------

   Net cash provided by financing activities              471,648
                                                       ----------

INCREASE IN CASH AND CASH EQUIVALENTS                        -

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD              -
                                                       ----------

CASH AND CASH EQUIVALENTS   END OF PERIOD              $     -
                                                       ==========


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:

Equipment acquired under capital lease indebtedness    $    9,097
                                                       ==========

Subscription receivable for 4,600,000 shares of
 common stock                                          $    4,600
                                                       ==========


           See accompanying notes to financial statements.
                                  5

               SATELLITE LINK COMMUNICATIONS, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                     AS OF SEPTEMBER 30, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND
         ORGANIZATION

(A) Business Organization And Activity

Satellite Link Communications, Inc.(the "Company"), incorporated under the laws of California on July 2, 1999, is a development stage company whose mission is to provide telecommunications services from the United States to foreign countries. The activities of the Company through the date of the audit report related primarily to organization costs, capital stock issuances, contract negotiations and start-up expenses.

(B) Use of Estimates

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less at time of purchase to be cash equivalents.

(D) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the double declining balance method over the estimated useful life of the assets of 5 to 7 years.

(E) Earnings Per Share

Earnings per share are computed using the weighted average of common shares outstanding as defined by Financial Accounting
Standards No. 128, "Earnings Per Share". There were no common stock equivalents outstanding as of September 30, 1999.

(F) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No.109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Financial Instruments

The Company follows statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Financial Instruments". Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of loans and a capital lease obligation. At September 30, 1999, the loan and capital lease obligation approximated fair market value.

(H) Segment Information

The Company follows statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information". During 1999, the Company operations consisted of start-up expenditures, therefore, segment disclosure has not been presented.

(I) New Accounting Pronouncements

The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by statement No 137, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company believes that its adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 1999 consisted of the following:

          Office equipment (see Note 5)      $   11,381
          Less: Accumulated depreciation            878
                                             ----------
          Total property and equipment       $   10,503
                                             ==========

Depreciation expense for the period ended September 30, 1999 was $878.


NOTE 3   DUE TO RELATED PARTIES

The Company has received advances from several companies that are controlled by a 13% stockholder. The Companies provided funding for working capital requirements and paid start-up expenses incurred by the Company. The amounts are non-interest bearing and due on demand.


NOTE 4   JOINT VENTURE

On August 4, 1999 the Company entered into a joint venture agreement with Fusion Telecommunication International, Inc. The agreement calls for each party to own 50% of One Touch International, LLC, a Delaware Limited Liability Corporation.
The Joint Venture will develop and market telecommunication systems in foreign countries. The agreement calls for each of the parties to sell 50% of the available minutes. Profits will be split 70/30 for any minutes sold by the other member above the 50% commitment, but no greater than $.01 per minute. The Company will also pay $.0075 per minute for all telecommunications processed through Fusion switches on behalf of the joint venture. As of September 30, 1999, the joint venture has not been formed. The Company will account for the joint venture using the equity method of accounting.


NOTE 5 - COMMITMENTS AND CONTINGENCIES

(A)  Year 2000 Issue

The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

The Company uses standard off the shelf accounting software package for all of its accounting requirements. Management has contacted the software vendor and determined that the accounting software is Year 2000 compliant. Management has verified Year 2000 status with its primary vendors and has not identified any Year 2000 issues with those vendors. Costs of investigating internal and external Year 2000 compliance issues have not been material to date. As a result, management believes that the effect of investigating and resolving Year 2000 compliance issues on the Company will not have a material effect on the Company's future financial position or results of operations.

In addition to the effect of Year 2000 issues on the Company's accounting and management systems, year 2000 issues may effect the Company's equipment and programs, as they are primarily computer related. The Company uses third party switching equipment (See Notes 4 and 5(F)) and programs. The Company has confirmed with the vendors the compliance of such equipment with Year 2000 issues.

(B) Capital Lease Agreement

The Company leases office equipment under a non-cancelable capital lease agreement dated September 22, 1998 and assigned to the Company on August 1, 1999.

Future minimum lease payments under the capital lease are as follows at September 30, 1999:

    2000                                            $  4,806
    2001                                               4,806
                                                    --------
    Total future minimum lease payments                9,612
     Less: interest                                    1,132
                                                    --------
    Present value of future minimum lease payments     8,480
     Less: current portion                             3,980
                                                    --------
    Long-term obligation under capital lease        $  4,500
                                                    ========

(C) Operating Leases

The Company leases corporate office space and office equipment under operating leases. The leases have remaining terms varying from the years 2000 through 2001.

Future minimum lease payments for the operating leases are as follows at September 30, 1999:

     2000                                      $ 48,750
     2001                                        44,800
                                               --------
                                               $ 93,550
                                               ========

Rent expense under operating leases for the period ended
September 30, 1999 aggregated $8,279 for office rent and $380 for equipment leases.

(D) Employment Agreement

The Company entered into an employment agreement with an officer/stockholder effective on May 1, 1999. The agreement calls for the individual to become the manager of the Company at an annual salary of $250,000 expiring on April 30, 2002. Executive compensation presented in the statement of operations includes compensation under this employment agreement as well as compensation to two other officers where no employment agreement exists.

(E) Consulting Agreements

The Company entered into an agreement with a consultant to provide contract negotiation service with an Australian corporation that is doing business in China to provide telephone and internet transmission services. The agreement calls for the consultant to receive a commission based on the number of minutes transmitted to and from China based on any agreement negotiated by the consultant. The agreement will terminate on June 10, 2000 if no contract is executed. As of the date of this audit report, no agreement has been negotiated by the consultant or signed, by the Company.

On August 2, 1999, the Company entered into a consulting agreement with an individual to provide finance, business contacts, telecommunications contracts and other related services. The agreement calls for a monthly fee of $20,000 per month for 60 months upon completion of certain events. The agreement also calls for the individual to receive an option for 2,000,000 shares of common stock exercisable at $.03 per share upon successful completion of a reorganization with a certain entity.

(F) License Agreement and Deposit

On July 7, 1999 the Company entered into a Licensing agreement with GMS Enterprises to utilize switching equipment owned by GMS Enterprises for up to 28 T-1 connections. The agreement calls for a fixed per minute fee of $.007 with a minimum of 150,000 minutes per T-1 per week and a security deposit of $25,000. The agreement expires on July 7, 2000. As of December 15, 1999 the Company has not utilized any of the equipment and has received a wavier of any amounts due under the agreement. The Company assigned its rights under the agreement to another company on December 22, 1999.


NOTE 6 - INCOME TAXES

The Company incurred no current or deferred income tax expense for the period from July 2, 1999 (inception) through September
30, 1999 due to its net losses and valuation allowance against the deferred tax asset.

The Company's tax expense differs from the "expected" tax expense for the year ended September 30, 1999 (computed by applying the Federal Corporate tax rate of 34 percent to income (loss) before taxes), as follows:
                                                         1999
                                                         ----

     Computed "expected" tax expense (benefit)      $  (190,146)
                                                    -----------
     Change in valuation allowance                      190,146
                                                    $      -
                                                    ===========

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 1999 are as follows:

     Deferred tax assets:
     Net operating loss carryforward           $   190,146
                                               -----------
     Total gross deferred tax assets               190,146
     Less valuation allowance                      190,146
                                               -----------
     Net deferred tax assets                   $     -
                                               ===========

At September 30, 1999, the Company had net operating loss carryforwards of approximately $559,255 for income tax purposes, available to offset future taxable income expiring in 2019.

The net change in the valuation allowance during the period ended
September 30, 1999 was an increase of approximately $190,146.


NOTE 7 - GOING CONCERN

As reflected in the accompanying financial statements, the Company had a net loss of $559,255, a working capital deficiency of $590,258 and has not generated any revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company intends to be acquired by a public company in a transaction whereby the stockholders of the Company will become majority stockholders of the public company. (See Note 8(A)). The Company is also in the process of arranging for a line of credit. (See Note 8(B)). Management believes that actions presently being taken to obtain funding provide the opportunity for the Company to continue as a going concern.


NOTE 8 - SUBSEQUENT EVENTS

(A) Acquisition Agreement

In August 1999, the Company entered into an agreement to be acquired by Tridon Enterprises, Inc., a public company, whereby the stockholders of the Company will become the majority stockholders of Tridon Enterprises, Inc. The acquisition is scheduled to close in March 2000. As of the date of this report, the agreement has not been submitted to the Tridon stockholders for approval.

(B) Line of Credit

In November 1999, the Company issued 3,400,000 shares of common stock in consideration for the subsequent arranging and providing of a credit facility of up to $4,000,000 to the Company. During November 1999, the Company will record a credit guarantee expense of $3,700 to operating expenses. The funds will be used for acquisitions, leasing or other certain telephone and communication equipment and for general operating capital. As of the date of this report, no underlying credit facility has been established that would require the utilization of the guarantee.

(C) Stock Issuance

The Company issued 1,400,000 shares of common stock to officers and directors for $1,400.

                            APPENDIX B

         TRIDON ENTERPRISES INCORPORATED AND SUBSIDIARIES

               (COMPANIES IN THE DEVELOPMENT STAGE)

                       FINANCIAL STATEMENTS

                     APRIL 30, 1999 AND 1998

                        Table of Contents



                                                            Page


Independent Auditors' Report                                1

Prior Independent Auditors' Report                          2

Balance Sheets                                              3-4

Statements of Operations                                    5-6

Statements of Changes in Stockholders' Equity (Deficit)     7-10

Statements of Cash Flows                                    11-13

Notes to Financial Statements                               14-22

                   INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Tridon Enterprises Incorporated

We have audited the accompanying consolidated balance sheets of Tridon Enterprises Incorporated and subsidiaries (companies in the development stage) as of April 30, 1999 and 1998, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended April 30, 1999, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Vertex Corporation, a wholly owned subsidiary, for the year ended April 30, 1998, which statements reflect total assets of $121 as of April 30, 1998, and total revenues of $0. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Vertex Corporation for the year ended April 30, 1998, is based solely on the report of the other auditors. We did not audit the Tridon Enterprises Incorporated statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from the inception of the development stage to April 30, 1994. Those financial statements were audited by another auditor, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts from the inception of the development stage to April 30, 1994, is based solely on the report of the other auditor.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Tridon Enterprises Incorporated and subsidiaries (companies in the development stage) as of April 30, 1999 and 1998, and the results of their operations and their cash flows for the years ended April 30, 1999, 1998 and 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company and its subsidiaries will continue as a going concern. As discussed in Note 10 to the financial statements, there is substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

As discussed in Note 1 to the financial statements, the amounts for April 30, 1999 and 1998 include Tridon Enterprises
Incorporated and its wholly owned subsidiary, Vertex Corporation.
The amounts shown for April 30, 1997 are for Tridon Enterprises
Incorporated only.


CALDWELL, BECKER, DERVIN, PETRICK & CO., L.L.P.


November 11, 1999

         TRIDON ENTERPRISES INCORPORATED AND SUBSIDIARIES
               (COMPANIES IN THE DEVELOPMENT STAGE)
                          BALANCE SHEETS


                             ASSETS


                                             (Consolidated) (Consolidated)
                                             April 30,1999  April 30,1998

CURRENT ASSETS
     Cash                                    $    1,031     $      682
     Advances to officers (Note 3)                    0         30,000
     Note receivable and interest
       receivable (Note 5),                     275,000        275,000
       less allowances for uncollectible
       amounts                                 (275,000)      (275,000)
     Inventory (Note 1)                           7,506          5,325
     Prepaid advertising costs (Note 1)          36,000         29,253
     Prepaid consulting fees (Note 13)          752,250              0
     Prepaid expense (Note 1)                     2,310              0
                                             ----------     ----------
          Total Current Assets                  799,097         65,260
                                             ----------     ----------

PROPERTY AND EQUIPMENT, AT COST
  (Notes 1 and 2)                                25,462         17,993
     Accumulated depreciation                    (9,502)        (6,305)
                                             ----------     ----------
          Net Property and Equipment             15,960         11,688
                                             ----------     ----------

OTHER ASSETS

     Marketable equity securities (Note 4)            0        107,451
                                             ----------     ----------

          Total Other Assets                          0        107,451
                                             ----------     ----------

          Total Assets                       $  815,057     $  184,399
                                             ==========     ==========


                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable and accrued
       expenses (Note 11)                    $  342,794     $  129,297
     Advances from officers (Note 3)            130,578         48,845
     Advances from shareholder (Note 3)           1,536          5,000
     Advances to Vertex Marketing (Note 3)       39,400              0
                                             ----------     ----------
          Total Current Liabilities             514,308        183,142
                                             ----------     ----------
COMMITMENTS AND CONTINGENCIES (Note 11)               0              0
                                             ----------     ----------
          Total Liabilities                  $  514,308     $  183,142
                                             ----------     ----------

STOCKHOLDERS' EQUITY (Page 10)
     Common stock, $.001 par value,
       100,000,000 shares authorized,
       67,994,734 and 42,275,734 shares
       issued and outstanding, respectively  $   67,995     $   42,276
     Preferred stock, 7% cumulative
       convertible, par value $.001,
       20,000,000 shares authorized,
       83,300 shares issued and
       outstanding (Note 8)                          83             83
     Additional paid-in capital              12,030,854      9,270,566

     Common stock subscribed (Note 12)                0       (225,000)
     Common stock subscribed - unearned
       compensation (Note 12)                         0       (279,000)

     Deficit accumulated during
       development stage                    (11,798,183)    (8,807,668)
                                             ----------     ----------

          Total Stockholders' Equity            300,749          1,257
                                             ----------     ----------

          Total Liabilities and
          Stockholders' Equity               $  815,057     $  184,399
                                             ==========     ==========


See Accompanying Auditors' Report
See Accompanying Notes to the Financial Statements

                           TRIDON ENTERPRISES INCORPORATED AND SUBSIDIARIES
                                 (COMPANIES IN THE DEVELOPMENT STAGE)
                                       STATEMENTS OF OPERATIONS


                                                  (Consolidated) (Consolidated)
                                                  Twelve         Twelve         Twelve
                                   Inception      Months         Months         Months
                                   To             Ended          Ended          Ended
                                   April 30,      April 30,      April 30,      April 30,
                                   1999           1999           1998           1997
                                   ------------   ------------   ------------   -----------

REVENUE
    Net sales                      $   151,729    $         0    $         0    $         0
    Cost of sales                      182,581              0              0              0
                                   ------------   ------------   ------------   -----------
          Gross (Loss)                 (30,852)             0              0              0
                                   ------------   ------------   ------------   -----------

OPERATING EXPENSES
    General and administrative       5,757,482      1,644,267        841,314        375,065
    Research and development           132,697              0              0          3,117
    Computer software development
      costs                            630,066              0              0              0
    Interest                           869,166              0              0              0
                                   ------------   ------------   ------------   -----------
          Total Operating Expenses   7,389,411      1,644,267        841,314        378,182
                                   ------------   ------------   ------------   -----------
          Net (Loss)
          from Operations           (7,420,263)    (1,644,267)      (841,314)      (378,182)
                                   ------------   ------------   ------------   -----------

OTHER INCOME (EXPENSES)
    Loan fees related to
      common stock issued (Note 1)  (1,049,016)      (239,016)             0       (810,000)
    Officer's salary related to
      common stock issued (Note 1)  (1,157,328)      (748,305)             0       (409,023)
    Interest                            94,099              0          8,333         16,695
    Casualty loss - boat            (3,000,000)             0              0              0
    Gain on settlement                 411,495              0              0              0
    Forgiveness of interest              8,901              0              0              0
    Forgiveness of debt                123,994              0              0              0
    Realized gain (loss) on
      disposition of marketable
      securities (Note 4)                2,720         51,375          3,677        (47,585)
    Loss on permanent impairment of
      securities (Note 4)           (1,120,050)             0     (1,027,500)       (92,550)
    Miscellaneous                        4,396            976              0              0
    Bad debt expense                  (351,422)             0              0       (351,422)
    Litigation settlement (Note 11)   (410,478)      (410,478)             -              -
                                   ------------   ------------   ------------   -----------
          Total Other Income (Loss) (6,442,689)    (1,345,448)    (1,015,490)    (1,693,885)

          (Loss) from Continuing
          Operations Before Income
          Tax (Provision) Benefit  (13,862,952)    (2,989,715)    (1,856,804)    (2,072,067)

    (Provision) Benefit for
    Income Taxes (Note 6)
       Current                     $    81,805    $      (800)   $      (800)   $      (800)
       Deferred                              -              -              -              -
                                   ------------   ------------   ------------   -----------

          (Loss) from Continuing
          Operations               (13,781,147)    (2,990,515)    (1,857,604)    (2,072,867)


    Gain on Disposal of Segment      3,836,964              0              0              0
    Loss on Discontinued Operations (1,854,000)             0              0              0

          Net Income (Loss)       $(11,798,183)   $(2,990,515)   $(1,857,604)   $(2,072,867)
                                   ============   ============   ============   ===========

EARNINGS (LOSS) PER SHARE                         $      (.05)   $      (.05)   $      (.08)
                                                  ============   ============   ===========

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING DURING
THE PERIOD (Note 1)                                54,796,395     35,115,734     25,941,648
                                                  ============   ============   ===========


See Accompanying Auditors' Report
See Accompanying Notes to the Financial Statements

                            TRIDON ENTERPRISES INCORPORATED AND SUBSIDIARIES
                                  (COMPANIES IN THE DEVELOPMENT STAGE)
                         STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                               FOR THE YEARS ENDED APRIL 30, 1988 TO 1999


                  Common                      Preferred              (Deficit)                 Total
         ---------------------------   --------------------------    During the   Common   Stockholders'
                    Par     Paid in               Par     Paid in    Development  Stock        Equity
         Shares    Value    Capital    Shares    Value    Capital    Stage        Subscribed  (Deficit)
         --------  -------  --------   --------  -------  -------    -----------  --------- -----------


Balance at
inception          $        $                                        $         0            $

Common stock
issued  1,727,043   1,727    4,168,828                                                        4,168,555

Net losses from
inception to
April 30, 1988
                0       0            0                                (4,267,549)            (4,267,549)
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Balances at
April 30, 1988
        1,727,043   1,727    4,168,828                                (4,267,549)               (98,994)

Net income
for the year
April 30, 1989
                0       0            0                                         0                      0
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Balances at
April 30, 1989
        1,727,043   1,727    4,168,828                                (4,267,549)               (98,994)
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Merger on
October 10, 1989
with Tridon
Development
Corporation
        1,800,000   1,800       (4,964)                                        0                 (3,164)

Net income
for the year
April 30, 1990
                0       0            0                                   127,339                127,339
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Balances at
April 30, 1990
        3,527,043   3,527    4,161,864                                (4,140,210)                25,181

Net loss
for the
year
April 30, 1991
                0       0            0                                      (181)                  (181)
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Balances at
April 30, 1991
        3,527,043   3,527    4,161,864                                (4,140,391)                25,000

Net loss
for the year
April 30, 1992
                0       0            0                                   (14,546)               (14,546)

Balances at
April 30, 1992
        3,527,043   3,527    4,161,864                                (4,154,937)                10,454

Net loss
for the year
April 30, 1993
                0       0   $        0                               $(3,180,791)           $(3,180,791)
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Balances at
April 30, 1993
        3,527,043   3,527    4,161,864                                (7,335,728)            (3,170,337)


Acquisition
of Polaris
Pictures
Corporation
on June 6, 1993
          200,000     200   $   39,800                                                           40,000

Stock
bonuses   330,000     330       65,670                                                           66,000

Net loss
for the year
April 30, 1994
                0       0            0                                  (582,494)              (582,494)
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Balances at
April 30, 1994 -
consolidated
        4,057,043   4,057    4,267,334                                (7,918,222)            (3,646,831)

Common stock
issued    160,000     160      242,840                                                          243,000

Preferred stock
issued                                   33,000       33  163,288                               163,321

Common stock
subscribed (Note 12)                                                               (225,000)   (225,000)

Net loss
for the year
April 30, 1995
                0       0            0                                  (625,399)              (625,399)
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Balances at
April 30, 1995 -
consolidated
        4,217,043   4,217    4,510,174   33,000       33  163,288     (8,543,621)  (225,000) (4,090,909)

Common stock
issued  5,782,991   5,783      122,876                                                          128,659

Preferred stock
issued                                   50,300       50  210,450                               210,500

Net income
for the year
April 30, 1996
                0       0            0                                 3,666,424              3,666,424
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Balances at
April 30, 1996
       10,000,034  10,000   $4,633,050   83,300       83  373,738    $ 4,877,197   (225,000) $   85,326

Common stock
issued  4,641,333   4,641      438,809                                                          443,450

Common stock
issued in
exchange for
Madera
International,
Inc. stock
        2,000,000   2,000      375,200                                                          377,200

Common stock
issued in
exchange for
services
rendered
        1,436,667   1,437      156,597                                                          158,034

Common stock
issued in
exchange for
services
rendered
(Note 1)
        9,000,000   9,000      891,000                                                          900,000

Common stock
issued for
increase in
advances to
officers
(Note 1)
        4,547,700   4,548      449,922                                                          454,470

Net loss
for the year
April 30, 1997
                0       0            0                                (2,072,867)            (2,072,867)
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Balances at
April 30, 1997
       31,625,734  31,626    6,944,578  833,000       83  373,738     (6,950,064)  (225,000)    174,961


Common stock
issued    983,333     983       64,250                                                           65,233

Common stock
issued in
exchange for
services
rendered
        6,566,667   6,567      584,600                                                          591,167

Common stock
issued in
exchange for
future
compensation
(Note 12)
        3,100,000   3,100      275,900                                             (279,000)          0

Paid in capital -
non-reciprocal
transfer (Note 4)            1,027,500                                                        1,027,500

Consolidated net
(loss) for the year
April 30, 1998
                0  $    0   $        0           $        $          $(1,857,604)           $(1,857,604)
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Consolidated
balances at
April 30, 1998
       42,275,734  42,276    8,896,828   83,300       83  373,738     (8,807,668)  (504,000)      1,257

Common stock
issued  5,210,000   5,210       79,412                                                           84,622

Cancellation of
common stock
(Note 12)
       (3,100,000) (3,100)    (275,900)                                             279,000

Common stock
issued in
exchange for
services
rendered
        5,100,000   5,100    1,649,400                                                        1,654,500

Prior common
stock subscribed
reclassified
(Note 12)       0       0            0                                              225,000     225,000

Common stock
issued in
exchange for
debt reduction
and officer's
salary
(Note 1)
       15,509,000  15,509    1,113,776                                                        1,129,285

Common stock
issued in
settlement of
lawsuit
(Note 11)
        3,000,000   3,000      193,600                                                          196,600

Consolidated net
(loss) for the year
April 30, 1999
                0       0            0                                (2,990,515)            (2,990,515)
         --------  -------  ---------- --------  -------  -------    -----------  --------- -----------

Consolidated
balances at
April 30, 1999
       67,994,734  $67,995 $11,657,116   83,300  $    83  $373,738  $(11,798,183)         0 $   300,749
         ========  =======  ========== ========  =======  =======    ===========  ========= ===========

See Accompanying Auditors' Report
See Accompanying Notes to the Financial Statements

                            TRIDON ENTERPRISES INCORPORATED AND SUBSIDIARIES
                                  (COMPANIES IN THE DEVELOPMENT STAGE)
                                        STATEMENTS OF CASH FLOWS



                                                       (Consolidated) (Consolidated)
                                                       Twelve         Twelve         Twelve
                                        Inception      Months         Months         Months
                                        To             Ended          Ended          Ended
                                        April 30,      April 30,      April 30,      April 30,
                                        1999           1999           1998           1997
                                        ------------   ------------   ------------   -----------


CASH FLOWS PROVIDED (USED) BY
OPERATING ACTIVITIES:
    Net income                          $(11,798,183)  $ (2,990,515)  $ (1,857,604)  $(2,072,867)
    Adjustments to reconcile
    net (loss) to net cash
    used by operations:
      (Loss) on disposal of segment       (3,836,964)             0              0             0
      Loss on permanent impairment
         of marketable securities (Note 4) 1,120,050              0      1,027,500        92,550
      (Gain) loss on sale of
         marketable securities                (7,467)       (51,375)        (3,677)       47,585
      Write down of investment                25,000              0              0             0
      Depreciation                             9,668          3,198          1,459         1,634
      Increase in allowance for
         uncollectible amounts               370,638              0          8,333       351,422
      Professional fees                       12,885              0              0             0
      Outside services paid by issuance of
         common stock                      1,219,452        902,250         51,167       248,034
      Reclassification of common stock
         subscribed (Note 12)                225,000        225,000              0             0
      Officer's salary related to common
         stock issued (Note 1)             1,697,328        748,305        540,000       409,023
      Operating expenses paid by officer     110,699         11,694         99,005             0
      Loan fees related to common stock
         issued (Note 1)                   1,049,016        239,016              0       810,000
      Write-down of screenplays               49,800              0              0             0
      Loss of fixed asset disposal             1,253              0              0             0
      Research and development                88,000              0              0             0
      Interest expense                       349,745              0              0             0
      Forgiveness of interest                 (8,901)             0              0             0
      Maritime loss                        3,462,825              0              0             0
      Forgiveness of debt                   (123,994)             0              0             0
      Stock issued in litigation
         settlement (Note 11)                410,478        410,478              0             0
    (Increase) decrease in:
      Inventory                               (7,506)        (2,181)        (5,325)            0
      Prepaid expenses                       (28,310)        (9,057)       (19,253)            0
      Notes receivable                        (3,000)             0              0             0
      Interest receivable                    (25,000)             0         (8,333)      (16,667)
    Increase (decrease) in:
      Accounts payable and accrued expenses  376,354        127,275         94,500       (49,902)
      Preferred stock subscription            10,000              0              0             0
      Estimated future cost of discounted
         operations                            3,125              0              0             0
      Accounts payable-Vintage Group Inc.     45,574              0              0             0
                                        ------------   ------------   ------------   -----------

             Net Cash Flows (Used) by
             Operating Activities         (5,202,435)      (385,912)       (72,228)     (179,188)
                                        ------------   ------------   ------------   -----------


CASH FLOWS PROVIDED (USED) BY
INVESTING ACTIVITIES:
    Loans made                          $   (340,757)  $          0   $          0   $  (340,757)
    Investment in marketable equity
      securities                            (238,550)             0              0      (200,000)
    Proceeds from sale of
      securities (Note 4)                    440,743        107,451          3,677       329,615
    Sale of common stock                      13,550              0              0             0
    Investment in screenplays                (40,000)             0              0             0
    Purchase of property and equipment       (26,881)        (7,469)       (10,417)            0
    Advances to officers                     (91,627)             0        (10,519)      (76,108)
    Investment in production                  (1,925)             0              0             0
    Repayments of notes receivable             6,000              0          6,000             0
                                        ------------   ------------   ------------   -----------

               Net Cash Provided (Used) by
                Investing Activities        (279,447)        99,982        (11,259)     (287,250)
                                        ------------   ------------   ------------   -----------

CASH FLOWS PROVIDED (USED) BY
FINANCING ACTIVITIES:
    Proceeds from issuance of
      common stock                         4,870,325         84,622         65,233       443,450
    Proceeds from issuance of
      convertible preferred stock            135,003              0              0             0
    Increase in paid-in capital               99,866              0              0             0
    Proceeds from issuance of
      convertible notes payable               59,025              0              0             0
    Advances from officer                    324,075        165,340              0             0
    Repayments of advances from officer      (44,785)        (3,083)             0       (13,353)
    Advances from Vertex Marketing            39,400         39,400              0             0
                                        ------------   ------------   ------------   -----------

               Net Cash Provided by
                Financing Activities       5,482,909        286,279         65,233       430,097
                                        ------------   ------------   ------------   -----------

NET INCREASE (DECREASE) IN CASH                1,027            349        (18,254)      (36,341)
CASH AT BEGINNING OF PERIOD                        4            682         18,936        55,277
                                        ------------   ------------   ------------   -----------
CASH AT END OF PERIOD                   $      1,031   $      1,031   $        682   $    18,936
                                        ------------   ------------   ------------   -----------

NON CASH INVESTING AND
FINANCING TRANSACTIONS:
     Common stock issued for
       advance to officers (Note 1)     $     45,447   $          0   $          0   $    45,447
                                        ============   ============   ============   ===========
     Common stock issued in exchange for
       Madera International, Inc. stock $    377,200   $          0   $          0   $   377,200
                                        ============   ============   ============   ===========
     Increase in additional paid in
       capital - non-reciprocal
       transfer (Note 4)                $  1,027,500   $          0   $  1,027,500   $         0
                                        ============   ============   ============   ===========
     Payments by officer on behalf
       of Company reducing accounts
       payable                          $     41,914   $          0   $     41,914   $         0
                                        ============   ============   ============   ===========
     Payments by officer on behalf
       of Company increasing prepaid
       expense                          $     10,000   $          0   $     10,000   $         0
                                        ============   ============   ============   ===========
     Issuance of common stock for
       future services (Note 13)        $  1,031,250   $    752,250   $    279,000   $         0
                                        ============   ============   ============   ===========
     Cancellation of common
       stock subscribed                 $    279,000   $    279,000   $          0   $         0
                                        ============   ============   ============   ===========
     Issuance of common stock in
       exchange for debt conversion     $    141,964   $    141,964   $          0   $         0
                                        ============   ============   ============   ===========

CASH PAID FOR:
     Income taxes                       $      5,600   $        800   $          0   $       800
                                        ============   ============   ============   ===========
     Interest                           $          0   $          0   $          0   $         0
                                        ============   ============   ============   ===========


See Accompanying Auditors' Report
See Accompanying Notes to the Financial Statements

         TRIDON ENTERPRISES INCORPORATED AND SUBSIDIARIES
               (COMPANIES IN THE DEVELOPMENT STAGE)
                  NOTES TO FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Tridon Enterprises Incorporated (the Company) was incorporated in the state of Colorado on October 7, 1983 as Turco Computer
Systems, Inc.  The Company changed its name to Hammer Computer
Systems, Inc. September 27, 1984.

In  October  1989,  Hammer Computer Systems, Inc. (HCSI) and
Tridon Development Corporation merged, with HCSI being the surviving corporation. The Company then changed its name to Tridon Corporation.

In June 1993, the Company acquired 100% of the outstanding common stock of Polaris Pictures Corporation in exchange for 2,000,000 shares of its common stock.

On April 29, 1995, the Company irrevocably transferred in trust all shares of the stock of Polaris Pictures Corporation to a trust (see Note 10).

On March 15, 1996, the Company changed its name from Tridon
Corporation to Tridon Enterprises Incorporated.

Vertex Corporation (a wholly-owned subsidiary) was incorporated under the laws of the state of Nevada on February 25, 1997 with an authorized capital of 25,000 shares of no par value common stock. The Company is engaged in the research, development, manufacture, and the sale and licensing for sale of non-surgical hair replacement products and any and all products related to such business, establishing international hair replacement enterprises; and providing customers and/or licensees with all services and support available with regard to the management of said hair replacement enterprises.

On January 9, 1998, Tridon Enterprises Incorporated invested $20,100 in exchange for 25,000 shares of no par value common stock (100% of the stock) of Vertex Corporation. For the period from February 25, 1997 to April 30, 1997, there was no activity in Vertex Corporation, and for the period from May 1, 1997 to January 8, 1998, the activity was immaterial. Therefore, the amounts from Vertex Corporation for the entire year ended April 30, 1998 have been consolidated with Tridon Enterprise Incorporated.

Tridon Communications Corporation (a wholly-owned subsidiary) was incorporated under the laws of the State of Nevada on March 9, 1999. As of the date of this report the subsidiary has not authorized or issued any shares of common or preferred stock.
The only transaction that took place prior to year end was a payment of $2,310 made by the parent company on behalf of Tridon Communication to the Federal Communication Commission for a license to operate as a reseller of telecommunication services. This amount is included in prepaid expenses.

Basis of Consolidation and Combination

For the year ended April 30, 1994, and all prior periods, the statements of loss, changes in shareholders' equity, and cash flows of Tridon Corporation and Polaris Pictures Corporation are consolidated. All significant intercompany transactions have been eliminated from the financial statements. See Note 10 for disposition of wholly-owned subsidiary. The consolidated financial statements for April 30, 1999 and 1998 include the accounts of Tridon Enterprises Incorporated and its wholly-owned subsidiary, Vertex Corporation. Significant intercompany accounts and transactions have been eliminated in consolidation (see Note 1 - Organization). The financial statements for April 30, 1997 are for Tridon Enterprises Incorporated only. Tridon Communications Corporation was inactive for the period of incorporation, March 9, 1999, to April 30, 1999.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Inventory

Inventory is valued at lower of cost (first-in, first-out) or market. Inventory consists of samples of finished products.

Basis of Presentation

The Companies have not generated significant revenues since inception. Consequently, the accompanying financial statements have been prepared using the accounting formats prescribed for development stage enterprises in accordance with Financial Accounting Standards Board Statement 7.

Cash and Cash Equivalents

The Companies consider all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Statements of Cash Flows

For the current year ended April 30, 1999, the Company entered into several non-monetary transactions as described below:

The Company issued 1,650,000 shares of common stock for future services to be performed for the Company valued at $752,250 (see
Note 14).

The Company issued 15,509,000 shares of common stock in exchange for $2,500 cash and conversion of outstanding debt and payables in the amount of $141,964.

Revaluation of Common Stock

Common stock issued should be valued at an estimated fair market value. A fair market value was determined based on what an independent outside party would be willing to pay for a share of the Company's common stock. For the year ended April 30,1997, the stock issued in exchange for consulting services and as an increase to advances to officers was valued based on an estimated fair market value of $.10 per share. The 9,000,000 shares of common stock issued in exchange for consulting services of $90,000 was revalued to $900,000 by an increase of $810,000 to additional paid in capital and an increase to loan fee expense. The 4,547,700 shares of common stock issued for advances to officers in exchange for $45,447, was revalued to $454,470 by an increase of $409,023 to additional paid in capital and an increase to officer's salary.

For the year ended April 30, 1999, common stock issued in exchange for debt conversion, was valued at a fair market value of $.07 per share. The 10,845,000 shares of common stock issued to the former President of the Company in exchange for relief of $10,845 of debt, was revalued to $759,150 by an increase of $748,305 to additional paid capital and officer's salary.

The 3,464,000 shares of common stock issued in exchange for $2,500 cash and $3,464 of debt conversion to a Company shareholder, was revalued to $242,480, by an increase of $239,016 to additional paid in capital and loan fee expense. These amounts are included in "common stock issued in exchange for debt reduction" of $1,129,285.

Property and Equipment

Depreciation is provided on the straight line and double declining methods over the lives of related assets as follows:

                                        Period
                                        -----------
     Computers                          5 Years
     Furniture and Fixtures             5 - 7 Years
     Office equipment                   5 Years
     Leasehold improvements             27 1/2 Years


Depreciation expense was $3,198, $1,459 and $1,634 for the years ended April 30,1999, 1998 and 1997, respectively.

Deferred Income Tax Accounts

Deferred tax provisions/benefits are calculated for certain transactions and events because of differing treatments under generally accepted accounting principles and the currently enacted tax laws of the federal government. The results of these differences on a cumulative basis, known as temporary differences, result in the recognition and measurement of deferred tax assets and liabilities in the accompanying balance sheets. The liability method (FASB 109) is used to account for these temporary differences.

For tax purposes, Tridon Enterprises Incorporated and its wholly-owned subsidiaries, Vertex Corporation and Tridon
Communication Corporation, have fiscal year ends of April 30.

Marketable Equity Securities

The Company has adopted the Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities (FAS 115). Under the provisions of FAS 115, marketable securities considered available for sale are recorded at fair market value.

Long-Lived Assets

In 1998, the Company adopted SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." In accordance with SFAS 121, long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be fully recoverable. For purposes of evaluating the recoverability of long-lived assets, the estimated future cash flows associated with the assets would be compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is required.

Year 2000 Compliance

Management does not believe any material year 2000 problems with the Company's vendors, service providers, or other third parties will affect the Company's financial information.

Earnings per Common Share

Net loss per share is computed using the weighted average number of common shares outstanding during the period. Stock options have not been considered in the calculation of loss per share because they are antidilutive.

Research and Development

Research and development costs are expensed as incurred.

Advertising Costs

The Company classified $36,000 as prepaid advertising costs, per SOP 93-7. The Company has produced an infomercial to be aired sometime in the future. The Company has elected to expense the cost when the infomercial is aired.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and consist of the following:

                                             April 30,
                                   -----------------------------
                                   1999                1998
                                   ----------          ----------
     Computers                     $ 10,259            $ 10,259
     Furniture and fixtures           4,821               4,821
     Equipment                        2,913               2,913
     Leaseholds improvements          7,469                   0
                                   ----------          ----------
                                     25,462              17,993
     Less: Accumulated Depreciation   9,502               6,305
                                   ----------          ----------

                                   $ 15,960            $ 11,688
                                   ==========          ==========


NOTE 3 - RELATED PARTY TRANSACTIONS

Advances to Kevin Welch, current President of the Company, as of April 30,1998, were $30,000. During the year ended April 30,1999, these advances were exchanged for services rendered and expensed as directors fees. In addition, Mr. Welch advanced $12,500 to the Company in a non interest bearing loan, which is included in the $130,578 advance from officers balance.

During the years ended April 30, 1999 and 1998, net non-interest bearing funds were advanced from Paul Ebeling, a former officer of the Company, to Tridon Enterprises Inc. and Subsidiaries. Balances owed by the Companies to Mr. Ebeling were $118,078 and $48,845 for the years ended April 30, 1999 and 1998, respectively. These amounts are included in advances from officers balance. During the year, Mr. Ebeling converted $10,845 of the amount owed to him into 10,845,000 shares of the Company's common stock.

This transaction has been revalued to reflect the fair market value of the common stock at the date of issuance at $.07 per share, or $759,150. The additional value has increased paid in capital and officer's salary. Non-interest bearing advances from Steve Antebi, a shareholder of the Company, were $5,000 as of April 30, 1998. During the year Mr. Antebi converted $3,464 of the amount owed to him into 3,464,000 shares of the Company's common stock. This transaction has been revalued to reflect to fair market value of the common stock at the date of issuance at $.07 per share, or $242,480. The additional value has increased paid in capital and loan fee expense.

The Subsidiaries received $39,400 of advances from Vertex
Marketing for the April 30, 1999.  Paul Ebeling owns Vertex
Marketing 100%.

There are no signed notes for any of these transactions. For additional related party transactions, see Notes 1 (Revaluation of Common Stock) and 4.


NOTE 4 - MARKETABLE EQUITY SECURITIES

The Company has adopted the Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities (FAS 115). Under the provisions of FAS 115, marketable securities considered available for sale are recorded at fair market value if they have a readily determinable fair value. The corresponding unrealized gain or loss in the fair market value in relation to cost is accounted for as a separate item in the shareholders' equity section of the balance sheet, unless there is a permanent impairment to the marketable security, in which case it is recorded as a loss in the income statement. Management treated its investment in marketable securities as an investment that was available for sale for the year ended April 30, 1998.

During the year ended April 30, 1997, the Company purchased 1 million shares of International Forest Industries, Inc. stock with an initial cost of $200,000. At April 30, 1997, the stock was worth $531,250. Subsequent to the year end, International Forest Industries changed its name to Fluor City International. Subsequent to the balance sheet date, but prior to issuance of the April 30, 1997 report, the stock had several reverse splits and eventually was sold in May 1998 for $107,451. Due to this permanent impairment, the net unrealized holding loss in the amount of $92,550 has been shown as a loss in the statements of operations for the year ended April 30, 1997.

In April 1998, Tridon Enterprises Incorporated received 20,550,000 shares of North American Exploration Corporation. The shares were received from Paul Ebeling, president of Tridon Enterprises Incorporated, in a non-reciprocal transfer. The shares were valued at the date of the transfer at $.05 per share, or $1,027,500. Subsequent to the year end, North American Exploration Corporation issued a statement relating to the cancellation of the 20,550,000 shares issued to Tridon Enterprises Incorporated, as nominee for Paul Ebeling. Due to this potential permanent impairment of this asset, the entire amount of $1,027,500 was reserved for in the year ended April 30, 1998. During the year ended April 30, 1999 North American stock underwent a reverse split of 1:100. Tridon Enterprises Incorporated agreed to sell to Paul Ebeling the 205,500 shares after the reverse split for $.25 per share (the fair market value at the date of exchange). The Company recorded a $51,375 gain on sale during the current year.


NOTE 5 - NOTE RECEIVABLE

The Company has a $250,000 note receivable from Madera International, Inc. receivable interest only, quarterly, beginning December 31, 1996 at 10% per annum. All unpaid interest and principal were due September 3, 1997. At April 30, 1998 unpaid interest was $25,000. As of April 30, 1997, this receivable and related interest was past due, and therefore, this receivable and accrued interest was reserved for. As of the date of this report, the condition of this receivable and accrued interest is unchanged.


NOTE 6 - INCOME TAXES

The provision for income taxes consists of:

                                        April 30,
                         ----------------------------------------
                         1999           1998           1997
                         --------       --------       --------
Federal                  $    0         $    0         $    0
State                       800            800            800
                         --------       --------       --------
                            800            800            800
Deferred Taxes                0              0              0
                         --------       --------       --------
Provision for
Income Taxes             $  800         $  800         $  800
                         ========       ========       ========


Loss Carryforwards

Tridon Enterprises Incorporated has net operating loss carryforwards which are from HCSI prior to its merger with Tridon Enterprises Incorporated. The amounts that the Company may ultimately apply to future taxable income may be limited by application of tax law. Tentative expiration dates of these losses are as follows:


                              1999                $  918,000
                              2000                   475,000
                              2001                 1,401,000
                              2002                 1,001,000
                                                  ----------
                              Totals              $3,795,000
                                                  ==========

As of the date of these financial statements, the Company has not filed income tax returns for April 30, 1998 or April 30, 1999.

Subsequent to the merger of HCSI and Tridon Development Corporation, the Company has accumulated a tax loss carryforward of approximately $4,071,000 for federal tax purposes and a $1,997,415 tax loss carryforward for California franchise tax purposes. Federal net operating losses (NOL's) are carried forward 15 - 20 years and expire between 1999 and 2019. State NOL's are carried forward 5 years and expire between 1999 and 2004. In addition, Polaris Pictures Corporation (Polaris) had accumulated a tax loss carryforward of approximately $265,000 for federal tax purposes and a $132,000 loss carryforward for California franchise tax purposes, whose net operating loss carryforwards expire in 2009 and 1999, respectively.

Vertex Corporation has a net operating loss of approximately
$19,000 which expires in 2013, and a net operating loss of approximately $126,000 which expires in 2019 if not utilized.

All loss carryforward amounts are subject to review and revision by tax authorities.


NOTE 7 - DEFERRED INCOME TAXES

The net deferred tax amount included in the accompanying balance sheets for the years ended April 30, include the following amounts of deferred tax assets and liabilities:


                                        1999           1998
                                        -----------    -----------
Deferred Tax Asset - Non-current        $2,876,113     $2,174,811
Deferred Tax Liability - Non-current             0              0
Less Valuation Allowance                (2,876,113)    (2,174,811)
                                        -----------    -----------
                                        $        0     $        0


The deferred tax asset also results from reserves for the note receivable, and the issuance of Company stock for services and compensation which are deductible for financial statement purposes, but not for income tax purposes until the note is actually written off and the services and compensation is recognized as income by the recipients. The deferred tax asset also results mainly from the net operating loss carryforward for federal and state income tax purposes.

Due to the Company's going concern problem, a valuation for the full amount of the asset has been recorded. The valuation allowance increased by $701,302 for the year ended April 30, 1999.


NOTE 8 - OFFERING OF CUMULATIVE CONVERTIBLE PREFERRED STOCK

In June 1994, the Company offered $1,000,000 of 7% cumulative convertible preferred stock at $10 per share in a private placement memorandum. The preferred stock is convertible to 4,000,000 shares of common stock one year after issuance and may be called by the Company two years after the issue date.

During the year ended April 30, 1996, $150,000 of advances from an officer was converted to 15,000 cumulative convertible preferred shares. As of April 30, 1999, 83,300 cumulative convertible preferred shares were issued and outstanding.
Dividends in arrears on the cumulative preferred stock were $112,273, $86,282 and $60,291 for the years ended April 30, 1999,
1998 and 1997, respectively.

For the years ended April 30, 1999, 1998 and 1997, no dividends were declared or paid.


NOTE 9 - DISPOSITION OF WHOLLY-OWNED SUBSIDIARIES

On April 29, 1995, the Board of Directors of Tridon Enterprises
Incorporated irrevocably transferred in trust 100% of the stock of Polaris Pictures Corporation to be held for the benefit of the creditors of Polaris.

On April 29, 1996, Paul Ebeling resigned as an officer/director of Polaris Pictures Corporation. Consequently, Tridon and
Polaris are not under common control.

The financial statements reflect the disposition of Polaris as a discontinued operation in accordance with generally accepted accounting principles. A gain of $3,836,964 is recognized in the statement of operations.


NOTE 10 - UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

Tridon Enterprises Incorporated and its subsidiary, Vertex Corporation have suffered substantial losses since inception. In order for the Company to continue as a going concern, Tridon Enterprises Incorporated and Subsidiaries are dependent upon their ability to raise capital from various sources, including loans from shareholders and others as well as the development of an ongoing source of revenue.

The continuation of the Company as a going concern, is dependent upon the Company's ability to establish itself as a profitable business. It is the Company's belief that it will continue to incur losses during the coming year and possibly require additional funds. The additional funding will be accomplished by seeking additional funds from private or public equity investments, and possible future collaborative agreements to meet such needs, in order that the Company will be a viable entity. The Company's ability to achieve these objectives cannot be determined at this time.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

Currently the Company is sharing office space with their subsidiary. Rent expense relative to this lease was charged to operations, and for the years ended April 30, 1999, 1998 and 1997 was $5,715, $14,400, and $0, respectively. As of April 30, 1999, the Company is not paying office rent. The subsidiary started leasing space in Beverly Hills at $3,269 per month on October 1, 1998. The lease expires September 30, 2001. Rent expense for the year ended April 30,1999 was $22,887. Future minimum rental payments required under the lease are as follows:


          September 30,
          -------------
               2000                $  39,228
               2001                $  39,228
               2002                $  16,345

The Company previously leased a vehicle on a month-to month basis. Rent expense relative to this lease was charged to operations, and for the years ended April 30, 1998 and 1997 was $5,400 and $0 respectively. Auto expense for the fiscal years ended April 30, 1998 and 1997 of approximately $2,700 was paid directly by the president of the Company. The Company plans to repay this expense when funds are available. This expense has been included in the amount due officer.

At the end of the fiscal year April 30, 1999, the Company was the defendant in three lawsuits. Two of the three were settled in exchange for the Company's stock. One judgement for $196,600 was settled for 3,000,000 shares of Tridon Enterprises stock. In the second lawsuit a company paid Tridon Enterprises Inc. $10,000 cash during the year and was awarded 2,000,000 shares of stock subsequent to year end. The $196,600 and $10,000 are shown in the stockholders equity section and the $196,600 has also been expensed as part of the litigation settlement expense. A third lawsuit has not been settled as of the date of this report, although a judgement in the amount of $213,878 has been entered against Tridon Enterprises Inc. This amount has been accrued and is included in accounts payable and litigation settlement expense.


NOTE 12 - COMMON STOCK SUBSCRIBED

During the fiscal year ended April 30, 1995, the Company issued 100,000 shares of common stock in consideration for future consulting services valued at $225,000. During the fiscal year ending April 30, 1999, these services have been rendered. The common stock subscribed has been reclassified to consulting expense.

During the fiscal year ended April 30, 1998, 3,100,000 shares of common stock were issued for future services to be rendered, valued at $279,000. Subsequent to the balance sheet date, the shares were to be canceled. As of the date of this report, these shares have not been received, and the outcome of this transaction cannot be determined, however, stop transfers have been placed on the shares. The $279,000 and the related 3,100,000 shares have been reversed.


NOTE 13 - PREPAID CONSULTING FEES

During the fiscal year ended April 30, 1999, the Company entered into five consulting agreements for future services. In exchange for theses services 3,300,000 shares of common stock were issued, valued at $1,504,500. The agreements are all for a one-year period commencing November 2, 1998. As of April 30, 1999, $752,250 of those consulting agreements have been earned and $752,250 are unearned and are classified as a prepaid expense.
As of the date of this financial statement, all services have been performed.


NOTE 14 - SUBSEQUENT EVENTS

Subsequent to the year end the Company entered into a "Plan of Reorganization Agreement" with Satellite Link Communications
(SLC) and several individuals. The agreement calls for Tridon Enterprises to do a reverse stock split and exchange its stock for the stock of SLC. SLC will become a subsidiary of Tridon Enterprises. As of the date for this report this agreement has not been finalized.